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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in The Progressive Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 23, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                    /s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
October 22, 2002